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EXHIBIT 10.11

** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two astericks "**". This Exhibit has been filed separately with the Secretary of the Commission without the **pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 24b-2 of the Securities Exchange Act.

                           SERVICES PROVIDER AGREEMENT

     THIS SERVICES PROVIDER AGREEMENT ("this Agreement") is entered into as of the 28th day of December 2001 (hereinafter referred to as the effective date of the Agreement), by and between GENODYSSEE S.A., a French societe anonyme with a share capital of 65,122 euros, having its registered office at Parc Affaires Technopolis, 3, avenue du Canada, BP 810 Les Ulis, 91974 Courtaboeuf, France and registered with the REGISTRE DU COMMERCE ET DES SOCIETES of Evry under number 424 796 548 (hereinafter referred to as "GEN") and TRANSGENOMIC, INC., a corporation organized under the laws of the State of Delaware U.S.A. with its principal place of business in Omaha, Nebraska U.S.A. (hereinafter referred to as "TBIO") or individually, a "party" or collectively, the "parties."

                                    PREAMBLE

     WHEREAS, TBIO wishes to offer and provide to its customers and prospects certain analytical services relating to nucleic acids.

     WHEREAS, GEN has applicable resources to perform those analytical services on behalf of TBIO and its customers.

     WHEREAS, GEN and TBIO wish to enter into a strategic alliance to market and perform those services.

NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

All capitalized terms used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

"AGREEMENT" shall mean this Services Provider Agreement, including all exhibits hereto, as the same may be amended or otherwise modified from time to time.

"CUSTOMER" shall mean a party with whom either TBIO or GEN has entered into a contract to provide Services in accordance with the terms of this Agreement.

     "REVENUE SPLIT" shall mean that portion of the gross revenues (calculated on a cash basis in accordance with accounting principles generally accepted in the United States of America) received from a Customer to which each party of this Agreement shall be entitled. The percentage amount of the Revenue Split to each party is further outlined in Article III of this Agreement.

     "SALES TERRITORY" shall mean the United States of America and its territories, the nations of the European Union, the United Kingdom, Switzerland and Japan.

     "SERVICES" shall mean those certain analytic services related to nucleic acids to be offered and/or provided to Customers, as more specifically determined by the parties by mutual agreement from time to time.

All monetary amounts expressed herein are stated in terms of U.S. Dollars.

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                                   ARTICLE II

                                RESPONSIBILITIES

     SECTION 2.01. TBIO RESPONSIBILITIES.

     (a) SALES AND MARKETING ACTIVITIES. With respect to the strategic alliance between TBIO and GEN, TBIO shall be responsible for conducting all sales and marketing activities in efforts to enter into contracts for Services with Customers within the Sales Territory. During the term of this Agreement, TBIO will dedicate a minimum of two employees to perform and support sales and marketing activities for Services. TBIO will also make aware, educate, inform, and train the remainder of its marketing and sales staff with regard to: 1) the existence of this Agreement; 2) the strategic alliance between the parties; and
3) the Services.

     (b) SALES PROPOSALS. TBIO will present each sales proposal received by it (including any outstanding sales proposals made to potential Customers prior to the date hereof) in writing to GEN prior to the acceptance thereof by TBIO, and will review pricing, the scope and quantity of service work to be performed, and other pertinent terms and conditions of such sales proposal with GEN. GEN will have a right of first refusal to accept and perform the Services to be performed under the terms of each sales proposal. Any sales proposal submitted to a prospective Customer for which GEN has exercised it right to perform the Services will identify GEN as the services provider for TBIO and will set forth the Services which will be performed by GEN. Should GEN elect not to participate in the sales proposal, then TBIO shall have the right to: 1) perform the work itself; or 2) work with another individual or entity to perform such Services. In the event that any of the material terms of a sales proposal are revised at any time subsequent to the exercise by GEN of its right not to perform the related Services, such sales proposal shall be considered to be a new sales proposal and TBIO shall represent such sales proposal to GEN for its consideration according to this clause (b).

     (c) CUSTOMER CONTRACTS. In the event GEN elects to provide services to a Customer, TBIO will enter into all relevant contracts directly with Customers and will directly invoice Customers for the work performed under the respective contract. To assist TBIO in its monthly invoicing to Customers, GEN will provide TBIO with any requested information related to the work performed by GEN under each contract. TBIO will use its commercially reasonable efforts to collect all amounts due from the Customers. The foregoing notwithstanding, from time to time the parties may determine that it is more practical to have GEN contract directly with a Customer and/or to have GEN collect amounts due from a Customer. In such instances, the parties will mutually agree to the manner in which such contracting and/or collection will be handled, including any modification to the Revenue Split as provided for herein.

     (d) PAYMENTS OF REVENUE SPLITS. TBIO shall remit to GEN its respective Revenue Split by the 15th day of each month for payments received from any Customer in the previous calendar month. Should GEN be the direct contracting party with the Customer and receive any such payments, then GEN will remit to TBIO its respective Revenue Split in the same manner. All payments shall be made via wire transfer to such account as may be designated by the receiving party, and such payments shall be accompanied by a statement identifying all payments received for Services during the previous calendar month and the calculation of the Revenue Split. In the event that each party is required to remit a Revenue Split payment to the other party with respect to a given calendar month, the parties may agree to net such payments, provided that each party shall provide the payment information specified in the previous sentence. The payment of any Revenue Split from TBIO to GEN hereunder shall be subject to TBIO's right of set-off pursuant to that certain Revolving Line of Credit Agreement, dated as of the date hereof, between TBIO and GEN, which provisions are incorporated herein by reference and made a part hereof.

     (e) REMARKETING ASSISTANCE. The parties acknowledge that in order for GEN to be able to perform Services in the volume anticipated by the parties, that GEN will need to increase its capacity to perform such services, including the acquisition of additional WAVE instruments manufactured by TBIO. If, during the term of this Agreement, the anticipated volume of Services to be performed under this Agreement are not realized by the parties and GEN determines that it has excess WAVE instruments, TBIO agrees that it will use its best efforts in assisting GEN to re-sell such excess WAVE instruments. Nothing in this Section
2.01 shall obligate TBIO to repurchase any such WAVE instruments for its own account.

                                       2
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     SECTION 2.02. GEN RESPONSIBILITIES AND RIGHTS.

     (a) EXERCISE OF FIRST RIGHT OF REFUSAL. Within a reasonable period of time subsequent to TBIO presenting GEN with a sales proposal for Services, GEN shall advise TBIO as to whether it intends to exercise its right of first refusal to perform such Services.

     (b) WORK PERFORMANCE. In the event that GEN elects to provide services pursuant to clause (a) above, GEN shall: 1) perform the Services with in a professional and quality manner, in accordance with applicable standards recognized in the industry; 2) comply fully with the specifications, standards and requirements as set forth in any sales proposal; and 3) use its commercially reasonable efforts to obtain all necessary consents, licenses, releases or other authorizations that may be required in connection with performing the Services. GEN will provide to TBIO a status report on a monthly basis of all work completed under each contract and the remaining work to be performed over the remaining term of such contracts.

     (c) DEDICATION OF RESOURCES. GEN will hire and assign qualified personnel to satisfactorily perform the Services as specified in any sales proposals which have been accepted by GEN pursuant to clause 2.02(a), at GEN's sole cost and expense (including all wages, benefits and taxes). GEN will also obtain and maintain all necessary equipment, building facilities, and chemicals necessary to satisfactorily perform the Services as specified in such accepted sales proposals, at GEN's sole cost and expense (including any taxes or fees that may be associated therewith).

     (d) DIRECT CONTACT WITH CUSTOMERS. So as to allow GEN to adequately perform the services under Customer contracts, GEN will have the right to contact and work directly with Customers on an ongoing basis.

     (e) COMPETITION. In the event that GEN declines to exercise its right of first refusal with regard to any sales proposal, GEN shall not provide any services comparable to or competitive with the Services to the Customer which was the subject of the proposal (a "Restricted Customer") for a period of six
(6) months from the date that GEN notifies TBIO of its intention not to provide the Services pursuant to the sales proposal (the "Restricted Period"). In the event that GEN provides services comparable to or competitive with the Services to a Restricted Customer within the Restricted Period, GEN shall pay to TBIO an amount equal to (CONFIDENTIAL TREATMENT REQUESTED) of its gross revenues from such Restricted Customer during the Restricted Period. The provisions of this
Section 2.02(e) shall survive the termination of this Agreement other than a termination by GEN for "Cause" (as that term in defined in Section 4.02.)

     SECTION 2.03. JOINT RESPONSIBILITIES.

     (a) OPERATION PLAN. The parties agree to use their commercially reasonable efforts to jointly develop an operation plan that details additional processes, procedures, and responsibilities of each party no later than 60 days from the date of this Agreement.

     (b) MANAGEMENT. Each party shall designate an officer or other senior person to be responsible for the overall administration of this Agreement and shall notify the other thereof.

     (c) COMPLIANCE WITH LAW. In performing their duties pursuant to this Agreement, the parties agree that they shall comply in all material respects with any and all applicable laws, regulations and ordinances.

                                   ARTICLE III

                       REVENUE TARGETS AND REVENUE SHARING

     SECTION 3.01. REVENUE TARGETS.

     For the purposes of assisting each party to establish their respective business plans and budgets, the parties have determined estimated contracted sales targets, as outlined in Exhibit A, for each of the three years under the initial term of this Agreement. The parties acknowledge and agree that these targets are informational only and that no penalties or premiums will be due to either party from the other for any shortfalls or excess achievements against those targets.

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     SECTION 3.02. REVENUE SHARING. During the first twelve months of this
Agreement the Revenue Split shall be as follows:

          (a) TBIO will receive ** of the gross revenues received in cash from Customers under contracts for Services contemplated by this Agreement.

          (b) GEN will receive ** of the gross revenues received in cash from Customers under contracts for Services contemplated by this Agreement.

     So as to assist the parties in determining reasonable profitability for their respective efforts, the parties agree to review the Revenue Splits on an annual basis and adjust the Revenue Splits accordingly if mutually agreed upon. This review will be conducted no later than thirty (30) days after each anniversary date of this Agreement. If the parties agree to revise the Revenue Splits, they will establish an effective date for the revised Revenue Splits. The revised Revenue Splits will apply only to any new Customer contracts, and to any extension of a then existing Customer contract, entered into, or extended, after such effective date and not to existing Customer contracts. If, after negotiation in good faith, the parties cannot reach a mutual agreement to a change in the Revenue Splits, then the Revenue Splits will remain at the levels previously agreed to by the parties; provided, however, in such case, either party may terminate the Agreement upon ninety (90) days prior written notice to the other party.

                                   ARTICLE IV

                              TERM AND TERMINATION

     SECTION 4.01. TERM.

     This Agreement will be effective as of the date set forth above and the initial term shall expire three (3) years from the date hereof unless otherwise terminated earlier as set forth herein. This Agreement shall be automatically renewed for successive one-year periods unless either party gives written notice of termination to the other party at least ninety (90) days before the date of expiration of the initial term or additional term.

     SECTION 4.02. TERMINATION. This Agreement may be terminated prior to the expiration of its term:

          (a) By either party as provided in Section 3.02 hereof;

          (b) By either party in the event the other party materially defaults in the performance of its respective obligations hereunder, and fails to substantially cure such default within thirty (30) days after receiving written notice from the party not in default specifying the default; or

          (c) Automatically if either party becomes insolvent or enters, voluntarily or involuntarily, into bankruptcy, suspension of payment, moratorium, reorganization or any other proceeding that relates to insolvency or protection of creditors rights.

Any termination pursuant to paragraphs (b) or (c) of this Section 4.02 being referred to as termination for "Cause."

     SECTION 4.03 EFFECT OF TERMINATION. In the event this Agreement expires as of the end of its term (or any extension thereof) or is terminated pursuant to
Section 4.02 hereof, then the rights and obligations of the parties hereunder will terminate, except as specifically stated elsewhere in this Agreement. Notwithstanding the termination of this Agreement, each party will be required to remit to the other party any Revenue Splits relating to Services provided to Customers prior to the date of termination. In addition, unless this Agreement is terminated by GEN pursuant to paragraph (b) or (c) of Section 4.02 on the ground of Cause, TBIO may, at its option and in its sole discretion, immediately upon notice of termination or at any time thereafter:

                                       4
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          (a) direct that GEN cease providing Services to Customers pursuant to this Agreement and TBIO may either provide such Services itself or appoint an alternate service provider to provide such Services; or

          (b) direct and require that GEN continue to provide Services to existing Customers pursuant to this Agreement for a period not to exceed three (3) months following the effective date of the termination, in which case the parties will continue to be remit to each other (as the case may be) Revenue Splits from such Services in accordance with this Agreement through the date GEN ceases to provide such Services.

                                    ARTICLE V

                           RELATIONSHIP OF THE PARTIES

     Nothing herein contained shall be construed to imply a joint venture, partnership or principal-agent relationship between the parties, and neither party shall have the right, power, or authority to obligate or bind the other in any manner whatsoever, except as otherwise agreed to in writing. The parties do not contemplate sharing of profits relating to the services as to create a separate taxable entity, nor co-ownership of a business or property as to create a separate partnership under the laws of any jurisdiction. Accordingly for tax, property, and liability purposes each party will perform its services, each on a professional basis and as an independent contractor of the other. Revenue and expenses relating to the services shall be reported separately by the parties for tax purposes. During the performance of any of the services TBIO's employees will not be considered employees of GEN, and vice versa, within the meaning or the application of any federal, state, or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, workers' compensation, industrial accident, labor, or taxes of any kind. TBIO personnel who are to perform the TBIO services or additional services to be provided by TBIO shall be under the employment, and ultimate control, management, and supervision of TBIO, and TBIO shall have sole responsibility for the acts and omissions of such personnel. TBIO and GEN personnel who are to perform the Services or any other services to be provided hereunder shall be under the employment and ultimate control, management, and supervision of TBIO and GEN, respectively, and such respective employer shall have sole responsibility for the acts and omissions of such personnel. It is understood and agreed that GEN's employees shall not be considered TBIO's employees within the meaning or application of TBIO's employee benefit programs, and vice versa.

                                   ARTICLE VI

                          INDEMNIFICATION AND INSURANCE

     Each party at its own expense shall indemnify, defend, and hold the other, its partners, shareholders, directors, officers, employees, and agents harmless from and against any and all third party suits, actions, investigations, and proceedings, and related costs and expenses (including reasonable attorneys' fees) resulting solely and directly from the indemnifying party's negligence or willful misconduct. Neither party shall be required hereunder to defend, indemnify, or hold harmless the other and/or its partners, shareholders, directors, officers, employees and agents, or any of them from liability resulting from the negligence or wrongful acts of the party seeking indemnification or of any third party. Each party agrees to give the other party prompt written notice of any claim or other matter as to which it believes this indemnification provision is applicable. The indemnifying party shall have the right to defend against any such claim with counsel of its own choosing and to settle and/or compromise such claim as it deems appropriate. Each party further agrees to cooperate with the other in the defense of any such claim or other matter. Additionally, throughout the term of this Agreement each party shall maintain general liability insurance coverage in such amounts and on such terms as are commercially reasonable.

                                       5
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                                   ARTICLE VII

                                 CONFIDENTIALITY

     Each party acknowledges that the parties and their clients may disclose confidential and proprietary information developed, acquired by or licensed to the disclosing party regarding such party's respective business, products and services. Each party will take all reasonable precautions necessary to safeguard the confidentiality of such information, including, but not limited to, (i) those taken by the receiving party to protect its own confidential information, and (ii) those which the disclosing party or its authorized representative may reasonably request from time to time. Neither party will disclose, in whole or in part, any items of information that have been designated as confidential by the disclosing party to any individual, entity or other person, except to those of its employees or agents who have a need to know such information in order for the receiving party to perform its rights and obligations under this Agreement. Each party acknowledges that any unauthorized use or disclosure of the other party's confidential information may cause irreparable damage to the disclosing party and its licensors and Customers. Neither party will have any confidentiality obligation with respect to any portion of such information that
(i) the receiving party knew or independently developed before receiving such information from the disclosing party under this Agreement, (ii) the receiving party lawfully obtained from a third party under no confidentiality obligation to the disclosing party, (iii) became available to the public other than as a result of any act or omission by the receiving party or any of its employees or agents, or (iv) the receiving party is obligated under law to disclose.


                                  ARTICLE VIII

                              INTELLECTUAL PROPERTY

     (a) TBIO acknowledges that all right, title, and interest to the Services and all related processes, formulas or other intellectual property is owned by GEN (other than to the extent rights to the results of the Services may be granted to the Customer pursuant to contract) and that TBIO gains no rights in or to such by virtue of this Agreement.

     (b) Information received from the Customer or work performed on engagements pursuant to this Agreement by either party shall be the exclusive property of the Customer. All underlying methodology utilized by either party to perform the engagements pursuant to this Agreement which was created or developed by either party before the Agreement shall not become the property of the other.


                                   ARTICLE IX

                                   ASSIGNMENT

     Neither party shall assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. This Agreement shall be binding upon and inure to the benefit of each party's rightful successors and assigns.


                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. LINE OF CREDIT AGREEMENT.

     Under a separate Revolving Line of Credit Agreement, dated as of the date hereof, TBIO has agreed to provide GEN a line of credit of up to $1,000,000 during the initial three year term of this Agreement. The line of credit will be utilized by GEN to assist GEN in managing its cash flow and working capital needs to perform Services under contracts

                                       6
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relating to this Agreement. Any default under the terms of such Revolving Line of Credit Agreement, or the associated promissory note, shall be deemed a default under this Agreement.

     SECTION 10.02. NOTICES.

     All notices or other communications to be given hereunder shall be given in writing and delivered by (a) certified mail, return receipt requested, (b) personal delivery, (c) facsimile or (d) express carrier addressed as follows:

If to the TBIO:                     Transgenomic, Inc.
                                    12325 Emmet Street
                                    Omaha, Nebraska 68164
                                    U.S.A.
                                    Attention:  Gregory J. Duman
                                    Email:  gduman@transgenomic.com
                                    Telephone:  (402) 452-5400
                                    Telecopy:  (402) 452-5447

If to GEN:                          Genodyssee S.A.
                                    3 avenue du Canada
                                    Batiment Alpha - BP810
                                    Les Ulis - 91974 Courtaboeuf Cedex
                                    France
                                    Attention:  Jean-Louis Escary
                                    Email:  escary@genodyssee.com
                                    Telephone:  (33)(0) 1 69 29 80 55
                                    Telecopy:  (33)(0) 1 69 29 80 79

or to such other address furnished by any party to the other in writing at any time and from time to time for such notice purposes. Any notice served by either party on the other shall be deemed effective upon receipt of return receipt following deposit in the mail if sent by certified mail, return receipt requested, when received, if delivered personally, upon machine confirmation if sent by facsimile, or upon confirmation of delivery by express carrier.

     SECTION 10.03. AMENDMENTS AND WAIVERS; NONEXCLUSIVE RIGHTS.

     No amendment, modification or waiver of any provision of this shall be effective unless the same shall be in writing and signed by an authorized officer of both parties.

     SECTION 10.04. SURVIVAL OF CERTAIN AGREEMENTS.

     The provisions of Sections 2.02(e) and 4.02 and the agreements and covenants in Articles VI, VII and VIII shall survive the termination of this Agreement.

     SECTION 10.05. SEVERABILITY.

     If any provision of this Agreement is held invalid or unenforceable, or which is prohibited under Law for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

                                       7
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     SECTION 10.06. GOVERNING LAW; ARBITRATION; NO THIRD-PARTY RIGHTS.

     (a) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the United States and State of New York applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules.

     (b) The parties to this Agreement shall act in good faith to resolve any dispute or other controversy arising under this Agreement. Absent agreement resolving a dispute within 20 days after written notice of the dispute has been delivered from one party to the other, any party shall have the right to seek to settle the matter by arbitration to the exclusion of any other form of dispute resolution. Any arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York. Such arbitration shall be heard by a single arbitrator, who shall be jointly designated by TBIO and GEN if the parties are unable to agree within ten
(10) days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto. The each party in any arbitration proceeding shall pay its own costs in connection therewith, including attorneys' fees.

     (c) This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     SECTION 10.07. HEADINGS; INTERPRETATION.

     The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement. The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural, words in the plural include the singular and the word "including" means "including but not limited to."

     SECTION 10.08. WAIVER.

         The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself. Any course of performance shall not be deemed to amend or limit any provision of this Agreement.

     SECTION 10.09. SECTION REFERENCES.

     References to "Sections," "Subsections" and "Exhibits" shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

     SECTION 10.10. ENTIRE AGREEMENT.

     This Agreement, including the Exhibits attached hereto, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

     SECTION 10.11. DISCLAIMER OF WARRANTY.

     EACH PARTY ACKNOWLEDGES THAT (I) THE OTHER PARTY'S PRODUCTS AND SERVICES MAY NOT SATISFY ALL CUSTOMER REQUIREMENTS AND (II) THE USE OF SUCH PRODUCTS AND SERVICES MAY NOT BE UNINTERRUPTED OR ERROR-FREE. EXCEPT FOR ANY EXPRESS WARRANTIES SET FORTH HEREIN, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS OR SERVICES OF EITHER PARTY, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE PARTIES, THEIR AGENTS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

                                       8
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     SECTION 10.12. NO CONSEQUENTIAL DAMAGES; LIMITATION ON TOTAL DAMAGES.

     UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES OF ANY KIND WHATSOEVER, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER BASED ON EACH OTHER'S CLAIMS OR THOSE OF ITS CUSTOMERS OR VENDORS (INCLUDING BUT NOT LIMITED TO, CLAIMS FOR LOST REVENUE, LOST PROFITS, LOSS OF DATA, LOSS OF GOODWILL, LOSS OF USE OF MONEY OR USE OF SERVICES, INTERRUPTION IN THE USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. THIS SECTION WILL NOT APPLY ONLY WHEN AND TO THE EXTENT THAT APPLICABLE LAW SPECIFICALLY REQUIRES LIABILITY, DESPITE THE FOREGOING EXCLUSION AND LIMITATION. THE ENTIRE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR DAMAGES (OTHER THAN DAMAGES DESCRIBED ABOVE FOR WHICH THE PARTIES HAVE NO LIABILITY) IN CONNECTION THIS AGREEMENT SHALL NOT EXCEED IN THE AGGREGATE THE TOTAL COMPENSATION RECEIVED BY OR DUE TO THE LIABLE PARTY HEREUNDER.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

     TRANSGENOMIC, INC., a Delaware corporation


                                      By   /s/  Collin J. D'Silva
                                           -------------------------------------

     Collin J. D'Silva, President and Chief Executive Officer


                                      GENODYSSEE S.A., a French societe anonyme


                                      By   /s/  Jean-Louis Escary
                                           -------------------------------------

     Jean-Louis Escary, President du Conseil d' Administration

                                       9
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                           SERVICES PROVIDER AGREEMENT
                                    EXHIBIT A
                                 REVENUE TARGETS

INITIAL 3 YEAR TERM.  GROSS REVENUE TARGET

2002     **
2003     **
2004     **

These targets are calculated based on the total gross revenues projected over the term of contracts signed during each year of this Agreement, without discount for present value and before revenue splits between the two parties. These amounts are for budgetary purpose only and no premiums will be provided for exceeding the minimum, nor penalties being applied if the minimums are not obtained. The parties understand that actual amounts may differ from the above amounts.

                                       10